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Exhibit 3.2

BY-LAWS
OF
READY-MIX, INC.,
a Nevada Corporation

ARTICLE 1
REGISTERED OFFICE AND RESIDENT AGENT

        The address of the registered office of the corporation is 3430 E. Flamingo Rd., Suite 100, Las Vegas, NV 89121; and the name of the resident agent at this address is Robert Morris.

ARTICLE 2
MEETINGS OF SHAREHOLDERS

        2.1.    Annual Meetings.    A meeting of Shareholders shall be held annually for the election of Directors at such date and time as may be designated by resolution of the Board of Directors from time to time. Any other business may be transacted at the annual meeting.

        2.2.    Special Meetings.    Special meetings of Shareholders may be called only by (a) the Chief Executive Officer or (b) a majority of the members of the Board of Directors and may not be called by any other person. Business transacted at any special meeting of Shareholders shall be limited to the purpose stated in the notice.

        2.3.    Place of Meetings.    Every meeting of Shareholders may be held at such place, within or without the State of Nevada, as may be designated by resolution of the Board of Directors from time to time. The Board of Directors may, in its sole discretion, determine that the meeting of Shareholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Nevada law.

        2.4.    Notice of Meetings.    Whenever Shareholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Shareholders and proxy holders may be deemed to be present in person and vote at such meeting. Notice of any meeting shall be given, not less than 10 nor more than 60 days before the date of the meeting, to each Shareholder entitled to vote at such meeting, and upon the mailing of any such notice the service thereof is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail for transmission to the Shareholder. Personal delivery of any such notice to any officer of a corporation or association, to any member of a limited-liability company managed by its members, to any manager of a limited-liability company managed by managers, to any general partner of a partnership or to any trustee of a trust constitutes delivery of the notice to the corporation, association, limited-liability company, partnership or trust. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            2.4.1.    Additional Information for Notice of Special Meetings.    In addition to the foregoing, notices of a special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting.

            2.4.2.    Statement of Purpose of Meeting.    If at any meeting action is proposed to be taken that would, if taken, entitle Shareholders to receive distributions or payment for their shares pursuant to Nevada law, the notice of such meeting shall include a statement of that purpose and to that effect.

            2.4.3.    Where Mailed.    If mailed, such notice shall be directed to each Shareholder at his address as it appears on the records of the Shareholders of the Corporation.

            2.4.4.    Notice to Non-record Shareholders; Adjourned Meetings.    Notice of any meeting need not be given to any person who may become a Shareholder of record after the mailing of such notices and prior to the meeting, or to any Shareholder who attends such meeting, in person or by proxy, or to any Shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Any meeting of Shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

            2.4.5.    Waivers of Notice.    Waiver by a Shareholder in writing of a notice required to be given to such Shareholder shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting. Attendance by a Shareholder at a meeting shall constitute a waiver of notice of such meeting except when the Shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders need be specified in any waiver of notice.

            2.4.6.    List of Shareholders.    The Secretary shall prepare and make, or cause to be prepared and made, at least 10 days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, the Shareholder's agent, or attorney, at the Shareholder's expense, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation, or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for examination as provided by applicable law. Except as provided by applicable law, the Corporation's stock ledger shall be the only evidence as to who are the Shareholders entitled to examine the Corporation's stock ledger, the list of Shareholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Shareholders.

            2.4.7.    Inspectors.    The Board of Directors, in advance of any meeting of Shareholders, may appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of Shareholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

        2.5.    Quorum.    At each meeting of Shareholders, the presence in person or by proxy of the holders of a majority in voting power of all outstanding shares of stock entitled to vote at the meeting of Shareholders, shall constitute a quorum for the transaction of any business at such meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum shall consist of no less than a majority in voting power of the shares of such class or series or classes or series.

            2.5.1.    Withdrawal of Shareholder During Meeting.    The withdrawal of any Shareholder after commencement of a meeting shall have no effect on the existence of a quorum after a quorum has been initially established at such meeting.

            2.5.2.    Action Without Quorum.    Despite the absence of a quorum at any annual or special meeting of Shareholders, the Shareholders, by a majority of the votes cast by the holders of shares entitled to vote, may adjourn the meeting. Up reconvening such adjourned meeting, and when a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

        2.6.    Voting.    Except as otherwise provided by statute or by the Articles of Incorporation or by these Bylaws or by the rules and regulations of any stock exchange applicable to the Corporation, any corporate action to be taken by vote of the Shareholders, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted after the closing of the polls unless any court properly applying jurisdiction over the Corporation upon application by a Shareholder shall determine otherwise.

            2.6.1.    Votes.    Subject to any voting rights that may be granted to a holder of shares of a series of the Corporation's preferred stock then outstanding, every Shareholder entitled to vote at any meeting of Shareholders shall be entitled to one vote for each share of stock held by such Shareholder which has voting power upon the matter in question.

            2.6.2.    Proxies Allowed.    Each Shareholder entitled to vote at a meeting of Shareholders may authorize another person or persons to act for such Shareholder by proxy but no such proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period, not to exceed seven years. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

        2.7.    Conduct of Meetings; Organization; Director Nominations and Other Shareholder Proposals.

            2.7.1.    Conduct of Meetings; Organization.    The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of Shareholders as it shall deem appropriate. At each meeting of Shareholders, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, the most senior Vice President, (based on age), shall preside over the meeting. Except to the extent inconsistent with such rules and regulations as are adopted by the Board of Directors, the person presiding over any meeting of Shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting applicable to Shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board of Directors, and in case the Board of Directors has not so acted, in the case of the designation of a person to act as secretary of the meeting, the person to act as secretary of the meeting shall be designated by the person presiding over the meeting.

            2.7.2.    Director Nominations.    Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors at an annual meeting or special meeting of Shareholders may be made only (i) by or at the direction of the Board of Directors, (ii) by any nominating committee designated by the Board of Directors or (iii) by any Shareholder of the Corporation who was a Shareholder of record of the Corporation at the time the "Notice of Nomination" (defined below) is delivered to the Secretary, who is entitled to vote for the election of Directors at the meeting and who complies with the applicable provisions of this Section 2.7 (persons nominated in accordance with (iii) above are referred to herein as "Shareholder nominees").

            2.7.3.    Other Shareholder Proposals.    At any annual meeting of Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of Shareholders, (i) business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a Shareholder who was a Shareholder of record of the Corporation at the time the "Notice of Business" (defined below) is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the applicable provisions of this Section 2.7 (business brought before the meeting in accordance with (iii) above is referred to as "Shareholder business").

            2.7.4.    Notice Procedure.    At any annual or special meeting of Shareholders (i) all nominations of Shareholder nominees must be made by timely written notice given by or on behalf of a Shareholder of record of the Corporation (the "Notice of Nomination") and (ii) all proposals of Shareholder business must be made by timely written notice given by or on behalf of a Shareholder of record of the Corporation (the "Notice of Business"). To be timely, the Notice of Nomination or the Notice of Business, as the case may be, must be delivered personally to, or mailed to, and received at the registered office of the Corporation, addressed to the attention of the Secretary, (i) in the case of the nomination of a person for election to the Board of Directors, or business to be conducted, at an annual meeting of Shareholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date of the prior year's annual meeting of Shareholders or (ii) in the case of the nomination of a person for election to the Board of Directors at a special meeting of Shareholders, not more than one hundred and twenty (120) days prior to and not less than the later of (a) ninety (90) days prior to such special meeting or (b) the tenth day following the day on which the notice of such special meeting was made by mail or by "Public Disclosure." Public Disclosure shall be deemed to be first made when disclosure of such date of the annual or special meeting of Shareholders, as the case may be, is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

            2.7.5.    Notice of Nomination.    The Notice of Nomination shall set forth (i) the name and record address of the Shareholder and/or beneficial owner proposing to make nominations, as they appear on the Corporation's books, (ii) the class and number of shares of stock held of record and beneficially by such Shareholder and/or such beneficial owner, (iii) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) all information regarding each Shareholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Exchange Act, and the written consent of each such Shareholder nominee to being named in a proxy statement as a nominee and to serve if elected and (v) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act. The Corporation may require any Shareholder nominee to furnish such other information as it may reasonably require to determine the eligibility of such Shareholder nominee to serve as a Director of the Corporation. The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a Shareholder nominee was not made in accordance with the foregoing procedures and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            2.7.6.    Notice of Business.    The Notice of Business shall set forth (i) the name and record address of the Shareholder and/or beneficial owner proposing such Shareholder business, as they appear on the Corporation's books, (ii) the class and number of shares of stock held of record and beneficially by such Shareholder and/or such beneficial owner, (iii) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) a brief description of the Shareholder business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By laws, the language of the proposed amendment, and the reasons for conducting such

    Shareholder business at the annual meeting, (v) any material interest of the Shareholder and/or beneficial owner in such Shareholder business and (vi) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such Shareholder business were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

            2.7.7.    Failure to Appear.    Notwithstanding the foregoing provisions, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual or special meeting of Shareholders to present the Shareholder nomination or the Shareholder business, as applicable, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

ARTICLE 3
BOARD OF DIRECTORS

        3.1.    Number, Election and Term of Office.

            3.1.1.    Number.    The number of the Directors of the Corporation shall be seven (7) unless and until otherwise determined by vote of the Board of Directors in an amendment to these Bylaw. Directors need not be Shareholders.

            3.1.2.    Election.    Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected by a plurality of the voting power of shares of stock present in person or represented by proxy at a meeting of the Shareholders and entitled to vote thereon.

            3.1.3.    Term of Office.    Each director shall hold office until the annual meeting of the Shareholders next succeeding his election and until his successor is elected and qualified, or until his prior death, resignation or removal.

        3.2.    Duties and Powers.    The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the Shareholders or officers. The Board of Directors may adopt such rules and regulations, not inconsistent with the Articles of Incorporation or these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

        3.3.    Regular Meetings; Notice.

            3.3.1.    Regular Meetings.    Regular meetings of the Board of Directors may be held without notice at such times and at such places within or without the State of Nevada as shall from time to time be determined by the Board of Directors.

            3.3.2.    Notice.    Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each Director who shall not have been present at the meeting at which such action was taken within the time limits and in the manner set forth below with respect to special meetings, unless such notice shall be waived in the manner set forth below.

        3.4.    Special Meetings; Notice.

            3.4.1.    Special Meetings.    Special meetings of the Board of Directors may be held at any time or place, within or without the State of Nevada, whenever called by the Chief Executive

    Officer, the President or the Secretary or by any two or more Directors then serving as Directors on notice to each Director given by one of the means specified in this Section for special meetings.

            3.4.2.    Notice of Special Meetings.    Notice of special meetings shall be mailed directly to each Director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by electronic transmission, facsimile or wireless message transmission, or shall be delivered to him personally not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as expressly required herein need not specify the purpose of the meeting.

            3.4.3.    Waiver of Notice and Attendance by Director without Notice.    Waiver by a Director in writing of notice of a Director's meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

            3.4.4.    Presiding Officer.    At all meetings of the Board of Directors, the Chief Executive Officer if any and if present, shall preside. If there shall be no Chief Executive Officer or he shall be absent, then the President of the Corporation shall preside, and in his absence a presiding officer chosen by a majority of the Directors shall preside. The Secretary shall act as secretary at each meeting of the Board of Directors. If there shall be no Secretary or he or she shall be absent, then a person chosen by a majority of the Directors shall act as secretary.

            3.4.5.    Telephone or Video Conference Meetings.    Directors or members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or video conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

        3.5.    Quorum and Adjournments.

            3.5.1.    Quorum.    At all meetings of the Board of Directors, the presence of a majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws.

            3.5.2.    Adjournment.    A majority of the Directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice until a quorum shall be present.

        3.6.    Manner of Acting.    At all meetings of the Board of Directors, each Director present shall have one (1) vote, irrespective of the number of shares of stock, if any, which he may hold. Except as otherwise provided by statute, by the Articles of Incorporation or by these present at any meeting at which a quorum is present shall be the act of the Board of Directors.

        3.7.    Action Without Meeting.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, facsimile or wireless message transmission, and the writing or writings or electronic transmission, facsimile or wireless message transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        3.8.    Vacancies.    Subject to the Articles of Incorporation, any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the remaining Directors then in office although less than a quorum, or by a sole remaining Director, and Directors so chosen shall hold office until the expiration of the term of office of the Director whom he or she has replaced or until his or her successor is duly elected and qualified.

        3.9.    Newly Created Directorships and Loss of Board of Directors of Director Seats.    Any newly created Directorships resulting from any increase in the authorized number of Directors shall be elected by the Shareholders authorized to vote at any annual or special meeting. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

        3.10.    Resignation.    Any Director may resign at any time by giving written notice to the Board of Directors, the President or Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors, or by such officer, and acceptance of such resignation shall not be necessary to make it effective.

        3.11.    Removal.    Any Director may be removed from office at any time by the affirmative vote of at least 66 2/3% of the total voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

        3.12.    Compensation.    Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board of Directors may from time to time determine, together with reimbursement for the reasonable out of pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors, including as chairperson of such committee of Directors, in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board of Directors may from time to time determine, together with reimbursement for the reasonable out of pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefore.

        3.13.    Contracts with Interested Directors and Conflicts of Interest.

            3.13.1.    Contracts With Interested Directors.    No contract or other transaction between this Corporation and any other person or entity shall be impaired, affected or invalidated, nor shall any Director be liable in any way by reason of the fact that any one or more of the Directors of this Corporation is or are interested in, or is a Director or officer, or are Directors or officers of such other entity, provided that such facts are disclosed or made known to the Board of Directors, unless otherwise precluded by applicable law.

            3.13.2.    Conflicts of Interest.    Unless otherwise precluded by applicable law, any Director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation and no Director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such Director at the meeting at which such action is taken. Such Director or Directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

        3.14.    Committees.    The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of two (2) or more persons, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board of Directors.

ARTICLE 4
OFFICERS

        4.1.    Number, Qualifications, Election and Term of Office.

            4.1.1.    Officers.    The officers of the Corporation shall be a President, a Secretary, a Treasurer and such other officers as the Board of Directors may elect, including a Chief Executive Officer and Chief Financial Officer, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by resolution of the Board of Directors. The Board of Directors may elect one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person.

            4.1.2.    Election.    The officers of the Corporation shall be elected by the Board of Directors at such times as the Board of Directors shall determine.

            4.1.3.    Term of Office.    Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer's successor is elected and qualifies or until such officer's earlier death, resignation or removal.

        4.2.    Resignation.    Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer and the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

        4.3.    Removal.    Any officer may be removed, with or without cause, and a successor may be elected by the Board of Directors at any time. The removal of an officer, with or without cause, shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

        4.4.    Vacancies.    A vacancy in any office by reason of death, resignation, inability to act, disqualification or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

        4.5.    Duties of Officers.    Officers of the Corporation shall, unless otherwise provided by the Board of Directors, have such powers and duties as pertain to their respective offices by statute or general custom, as well as such powers and duties as may be set forth in these By-Laws or may, from time to time, be specifically conferred or imposed by the Board of Directors.

        4.6.    Sureties and Bond.    If the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute in favor of the Corporation a bond in such sum and with such sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for an accounting of all property, funds or securities of the Corporation which may come into his hands.

        4.7.    Shares of Other Corporations.    Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such Shareholders (including attendance, acting and voting at Shareholders meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, or such other person at the Board of Directors may authorized.

ARTICLE 5
SHARES OF STOCK

        5.1.    Certificates of Stock.    Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chief Executive Officer if any, or the President or a Vice President and by the Secretary or an Assistant Secretary or the Chief Financial Officer, Treasurer or an Assistant Treasurer, certifying the number of shares owned by such Shareholder in the Corporation. Any or all of the signatures upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

            5.1.1.    Transfer and Registry Agents.    The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board of Directors.

            5.1.2.    Fractional Share Transactions.    The Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions in proportion to the fractional holdings; or it may authorize the payment in cash of the fair market value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an authorized officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Shareholder, except as therein provided.

        5.2.    Lost or Destroyed Certificates.    The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        5.3.    Form of Records    Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

        5.4.    Corporation duties Regarding Holders of Record.    The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise specifically provided by law.

        5.5.    Record Date.    In lieu of closing the shareholder records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty (60) days, and nor less than ten (10) days, as the record date for the determination of Shareholders entitled to receive notice of, or to vote at, any meeting of Shareholders, or to consent to any proposal without a meeting or for the purpose of determining Shareholders entitled to receive payment of any dividends, allotment of any rights or for the purpose of any other action. If no record date is fixed, the record date for the determination of Shareholders entitled to notice of, or to vote at, a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day on which the meeting is held; the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Directors relating thereto is adopted. When a determination of Shareholders of record entitled to notice of, or to vote at, any meeting of Shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date for the adjourned meeting.

ARTICLE 6
FISCAL YEAR

        The fiscal year of the Corporation shall run from January 1 to December 31 of each year unless and until otherwise fixed by the Board of Directors.

ARTICLE 7
AMENDMENTS

        The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation.

        The undersigned certifies that the foregoing Bylaws have been adopted as the Bylaws of the Corporation.

DATED this 28 day of January , 2005.

Clint Tryon	, Secretary

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BY-LAWS OF READY-MIX, INC., a Nevada Corporation